                                                                 EXHIBIT 10.11


         DOCUMENT SCIENCES CORPORATION VALUE ADDED REMARKETER AGREEMENT

This Value Added Remarketer Agreement ("Agreement"), made and entered into between ______________________________ ("VAR") as defined below, and DOCUMENT SCIENCES CORPORATION, located at 6333 Greenwich Drive, Suite 250, San Diego, California 92122 ("DOCUMENT SCIENCES") is effective_________________________ ("Effective Date").


                               TABLE OF CONTENTS

                 Article                  Title
                 ARTICLE 1                DEFINITIONS
                 ARTICLE 2                APPOINTMENT AND OBLIGATIONS
                 ARTICLE 3                ROYALTIES AND PAYMENT
                 ARTICLE 4                DELIVERABLES AND MODIFICATIONS
                 ARTICLE 5                WARRANTY DISCLAIMER,
                                          INDEMNITIES, AND PATENT AND
                                          COPYRIGHT
                 ARTICLE 6                CONFIDENTIAL INFORMATION
                 ARTICLE 7                TERM AND TERMINATION
                 ARTICLE 8                GENERAL PROVISIONS


The parties agree as follows:

                            ARTICLE 1 - DEFINITIONS


1.01 SUBLICENSEES. Persons who acquire Value Added Products and sublicense the Licensed Software for their own internal use and not for resale, sublicense or distribution to others.

1.02 DISTRIBUTOR. A third party to whom VAR grants the right to sublicense and market the Value Added Product under the terms of this Agreement.

1.03 DOCUMENT SCIENCES LICENSORS. Persons identified in the Licensed Software as having licensed portions of the Licensed Software to DOCUMENT SCIENCES.

1.04 END USER LICENSE. DOCUMENT SCIENCES standard end user software license and warranty terms and conditions.

1.05 LICENSED SOFTWARE. The DOCUMENT SCIENCES software package (including the Developer's Software Package) described in Exhibit A, in object code format only, manuals and other related documentation and Upgrade Licensed Software.

1.06 TERRITORY. Geographic or market coverage areas identified in Exhibit B.

1.07 UPGRADE LICENSED SOFTWARE. New releases of Licensed Software which are incorporated into the Licensed Software by VAR pursuant ot the term of this Agreement during the term of this Agreement and which contains modifications, enhancements and/or improvements to the Licensed Software.

1.08 VALUE ADDED PRODUCT. A product that includes the Licensed Software, an addition to the Licensed Software as specified in Exhibit C, media on which the software, in object code format is loaded, and associated software documentation, including an End User License.


This is page one of a six page Value Added Remarketer Agreement ending with
Section 8.15, exclusive of Exhibits that are separately attached. The parties acknowledge they have read this Agreement and its Exhibits and agree to be bound by all terms and conditions.




______________________________             DOCUMENT SCIENCES CORPORATION

______________________________             ______________________________
By                                         By

______________________________             ______________________________
Printed Name                               Printed Name

______________________________             ______________________________
Title                                      Title

______________________________             ______________________________
Date                                       Date

______________________________             ______________________________
Mailing Address                            Mailing Address


______________________________             ______________________________
______________________________             ______________________________





[FEB 93 Release 1.0]              Page 1 of 6

               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT


                     ARTICLE 2 - APPOINTMENT AND OBLIGATIONS

2.01 APPOINTMENT AND SOFTWARE LICENSE. DOCUMENT SCIENCES hereby grants to VAR, during the term of this Agreement, a non-exclusive license under any and all patents, copyrights, and other proprietary rights licensable by DOCUMENT SCIENCES to reproduce the Licensed Software for the sole purpose of producing a Value Added Product and to use and distribute by sublicense the Licensed Software, in whole or in part, as a part of the Value Added Product. This grant is exclusively for the Territory. It is a condition to the license grant set forth in this Agreement that VAR adds value to the Licensed Software in the manner specified in, and that all Value Added Products must be sublicensed by VAR with substantial added value as specified by Exhibit C or as otherwise approved in advance and in writing by DOCUMENT SCIENCES. VAR accepts this appointment, subject to the term and conditions of this Agreement. DOCUMENT SCIENCES further grants to VAR a non-exclusive, non-transferable, royalty-free license to use the Licensed Software internally for demonstration and training purposes only, subject to the End User License. VAR shall use the Licensed Software for general operations purposes or for processing of internal administrative or customer data only pursuant to a separate End User License executed between VAR and DOCUMENT SCIENCES.

2.02 LIMITATION UPON SUBLICENSE RIGHTS. VAR shall require the written commitment from each of its distributors, agents, and any other party to whom VAR distributes or sublicenses the Value Added Product for redistribution by sublicense, that they will not distribute the Value Added Product outside the Territory nor will they authorize distribution outside the Territory. VAR shall use its best efforts to assure that the territorial restrictions of the license set forth herein are honored within its own organization as well as by VAR's distributors and agents.

2.03 SUBLICENSE TERMS. VAR shall distribute the Value Added Product pursuant to a sublicense agreement which shall, prior to any distribution of the Value Added Product, be approved in writing by DOCUMENT SCIENCES and which shall contain the substance of the conditions and restrictions set forth in the End User License.

2.04 DISTRIBUTORS. VAR may appoint Distributors to market and sublicense the Licensed Software under the terms of this Agreement. Each Distributor shall execute a written agreement which shall contain such provisions as are reasonably necessary for VAR to satisfy its commitments under this Agreement.

2.05 LIMITED RIGHTS TO LICENSED SOFTWARE. VAR may use, reproduce and distribute the Licensed Software only to the extent expressly authorized or licensed under this Agreement. No other rights to such software are granted by DOCUMENT SCIENCES to VAR, or may be granted by VAR to any third party. In particular, but not by way of limitation, except as specifically agreed by DOCUMENT SCIENCES in writing, neither VAR nor any of its employees, agents or representatives may create, reproduce or distribute derivative works of any such software. Further, neither VAR nor any of its employees, agents or representatives will attempt to decompile or otherwise reverse engineer any such software in order to derive its source code. VAR shall not rent, electronically distribute or timeshare the Licensed Software or market the software by interactive cable or remote processing services. Any violation by VAR of its obligations under this Section would be deemed an incurable material breach of this Agreement, and would enable DOCUMENT SCIENCES to immediately terminate this Agreement under Section 7.02(b).

2.06 TERMINATION. Any sublicense or distribution of License Software by VAR which is not in accordance with its appointment under this Section 2, will be deemed an incurable material breach of this Agreement and will enable DOCUMENT SCIENCES to immediately terminate this Agreement under Section 7.02(b).

2.07     LICENSE RECOGNITION; TRADEMARKS.
         (a) VAR shall communicate to its customers and End Users the Licensed Software (distributed pursuant to the license granted in this Section
2) is licensed to it by DOCUMENT SCIENCES by identifying it as [DOCUMENT SCIENCES VIEWING SOFTWARE] licensed to VAR. During the term of this Agreement, VAR may also use DOCUMENT SCIENCES name and logo in its advertising, catalogs, exhibits, public relations materials and manuals covering the Value Added Products. All such uses will be subject to DOCUMENT SCIENCES prior written approval and shall not indicate the Licensed Software or any code contained in the Licensed Software under license from DOCUMENT SCIENCES Licensors is the proprietary product of VAR or any party other than DOCUMENT SCIENCES or the original DOCUMENT SCIENCES Licensor, as the case may be.

2.08 GENERAL OBLIGATIONS OF VAR. VAR will (i) actively market, promote and solicit the sale of Value Added Products to End Users in the Territory, (ii) establish and maintain appropriate marketing and distribution facilities and personnel within its organization to create and meet the demand for Value Added Products among End Users in the Territory, (iii) promote the goodwill, name and reputation of DOCUMENT SCIENCES and all of the Licensed Software, (iv) represent the Licensed Software accurately and fairly and at all times avoid misleading or unethical business practices, and (v) at all times comply with all laws and regulations applicable to the conduct of its business.

2.09 SPECIFIC OBLIGATIONS OF VAR. VAR will have the following specific obligations:

          (a) Distribute the following materials to all of its locations in the Territory (i) marketing and technical brochures which accurately describe the functions, features,





[FEB 93 Release 1.0]              Page 2 of 6

               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT

operation and advantages of the Licensed Software incorporated within the Value Added Products; and (ii) educational material relating to the Value Added Products developed by VAR, for training VAR's sales and support personnel.

         (b) Train an agreed upon number of its sales and customer support personnel in the features and functions of the Licensed Software and Value Added Product.

         (c) Provide total support to all sublicensees including, without limitation (i) on-site installation of the Value Added Products and/or customer documentation sufficient to enable the sublicensees to install the Value Added Products themselves; (ii) customer training or documentation regarding operation of the Value Added Products; (iii) telephone hot-line support during normal business hours.

         (d) Promptly inform DOCUMENT SCIENCES about new problems or errors with any of the Licensed Software which are reported by sublicensees or discovered by VAR.

         (e) Provide DOCUMENT SCIENCES, within thirty (30) days following the end of each calendar quarter, a report listing the quantity of each Value Added Product licensed or sold to any End User in the Territory during that calendar quarter, and the name and address of each End User.

         (f) On the date of execution of this Agreement, and thereafter by the end of each calendar quarter, provide to DOCUMENT SCIENCES a non-binding forecast setting forth the quantity of royalty bearing sublicenses it then estimates generating during each of the succeeding four (4) calendar quarters. The information reported for the first succeeding calendar quarters will be broken down by calendar month.

2.10 OBLIGATIONS OF DOCUMENT SCIENCES. DOCUMENT SCIENCES will have the following obligations:

         (a) Make available to VAR, at DOCUMENT SCIENCES standard VAR pricing, reasonable quantities of sales and technical brochures.

         (b) Provide agreed upon training to VAR on the features, functions, operation and installation of the Licensed Software. The training will be provided at DOCUMENT SCIENCES San Diego offices, or at other agreed upon locations. VAR will be responsible for the travel and per diem expenses of its personnel.

         (c) Use reasonable efforts to resolve, within a reasonable period of time, extraordinary technical problems or errors with any Licensed Software which are identified by VAR and which VAR is unable to resolve. Each problem or error must be identified telephonically or, when appropriate, in writing and faxed to DOCUMENT SCIENCES designated support person or fax number in San Diego, California. DOCUMENT SCIENCES does not guarantee it will be able to resolve all identified problems or errors.

         (d) Provide maintenance pursuant to and in accordance with the VAR Maintenance Agreement attached as Exhibit F.

2.11 TITLE TO LICENSED SOFTWARE. It is expressly understood and agreed that title to and all copyright and other proprietary rights in the Licensed Software will not pass to VAR. Rather, such title and all such rights will at all times be and remain with DOCUMENT SCIENCES and/or the DOCUMENT SCIENCES Licensors.


                       ARTICLE 3 - ROYALTIES AND PAYMENT

3.01 PURCHASE. VAR agrees to pay royalties to DOCUMENT SCIENCES in respect of the Licensed Software licensed hereunder and to pay for maintenance provided pursuant to this Agreement. This Article sets forth the terms and conditions under which such royalties and sales and technical support fees will be determined and paid.

3.02 ROYALTY AMOUNT AND FEES. The royalties to be paid by VAR to DOCUMENT SCIENCES and the prices to be invoiced by DOCUMENT SCIENCES to VAR for sales and technical support and related materials purchased by VAR hereunder will be as set forth in Exhibit E. VAR will solely determine the royalties and/or fees at which it sublicenses and distributes the Value Added Products to End Users in the Territory.

3.03 TAXES. VAR will furnish DOCUMENT SCIENCES with appropriate tax exemption certificates.

3.04 REPORTS AND AUDITS. Royalties shall accrue upon the distribution of Value Added Products by VAR to its customers, distributors or dealers or as the Licensed Software or Value Added Products are distributed for royalty bearing internal use. Royalties accrued during each calendar quarter shall be paid within thirty (30) days after the close of that calendar quarter. Overdue payments shall accrue interest at the rate of twelve per cent (12%) per annum until paid.

3.05 SUBLICENSE REPORTS. Within twenty (20) days of the last day of each month, VAR shall send DOCUMENT SCIENCES a report detailing for that month:

         (a) Sublicensee name, address, make, model and operating system of CPU, date of installation, Value Added Product installed, and total royalty payment and fees due to DOCUMENT SCIENCES for each such Value Added Product; and

         (b) the Distributor Agreements executed during the prior month, including names and addresses of the Distributors.

         VAR shall require its Distributors to report this information to the VAR and will include it in the report for the month in which VAR received the information.

         Each royalty payment shall be accompanied by a written report indicating the number of copies of Value Added Products distributed or sublicensed by VAR to customers, distributors, dealers and distributed for royalty bearing internal use and non royalty bearing purposes. Overdue payments shall accrue interest at the rate of twelve per cent (12%) per annum until paid.

3.06 VAR RECORDS. VAR shall keep records adequate to verify reports and payments to be made pursuant to this Agreement for a period of three (3) years following date of the reports pursuant to this Article 3.





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
               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT

3.07 INSPECTION. DOCUMENT SCIENCES shall have the right (no more than once during any calendar year) to inspect the records of VAR on reasonable notice and during regular business hours to verify the reports and payments required hereunder. The entire cost of such inspection shall be borne by DOCUMENT SCIENCES and such Certified Public Accountant shall not disclose to DOCUMENT SCIENCES any information other than information relating to the computation and accuracy of such reports. If an inspection reveals an error of at least 5% in favor of DOCUMENT SCIENCES, VAR shall pay the cost of the inspection, in addition to any underpayments.

                          ARTICLE 4 - DELIVERABLES AND
                                 MODIFICATIONS

4.01 DELIVERY OF LICENSED SOFTWARE. DOCUMENT SCIENCES shall provide VAR with reproducible copies of all documentation and object code of the Licensed Software listed in Exhibit A.

4.02 DOCUMENTATION. VAR may modify and reproduce the contents of the documentation provided by DOCUMENT SCIENCES, but DOCUMENT SCIENCES reserves the right to monitor any modifications made to the documentation by VAR. VAR agrees to abide by any request by DOCUMENT SCIENCES to withdraw or change any such modification that DOCUMENT SCIENCES reasonably deems undesirable to the interest of DOCUMENT SCIENCES.

4.03 MODIFICATIONS. All Upgrade Licensed Software made by DOCUMENT SCIENCES that it intends to release shall be offered to VAR pursuant to DOCUMENT SCIENCES Maintenance Agreement attached as Exhibit D.

                        ARTICLE 5 - WARRANTY DISCLAIMER,
                     INDEMNITIES, AND PATENT AND COPYRIGHT


5.01 WARRANTY DISCLAIMER. DOCUMENT SCIENCES, and VAR, agree the Licensed Software is provided "AS IS". DOCUMENT SCIENCES DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.02 GENERAL INDEMNITY. VAR agrees, at its expense, to defend, indemnify and hold DOCUMENT SCIENCES harmless from and against all liabilities, damages, costs, fees and expenses, including reasonable attorney's fees, arising out of suits, claims, actions or proceedings brought by or on behalf of any person on account of injury or damage proximately caused by VAR, its agents, representatives, Distributors or employees, in the course of performing VAR's obligations under this Agreement, provided DOCUMENT SCIENCES will promptly notify VAR of any such suit, claim, action or proceeding, and VAR will have control of the defense and all negotiations for its settlement or compromise. DOCUMENT SCIENCES agrees to fully cooperate with VAR in the conduct of such defense and negotiations.

5.03 INTELLECTUAL PROPERTY INDEMNITY. DOCUMENT SCIENCES will, at its expense, defend, indemnify and hold harmless VAR from all liabilities, damages, costs, fees and expenses, including reasonable attorney's fees, arising out of suits, claims, actions or proceedings charging infringement in the Territory of any patents, copyrights, trade secrets or other intellectual property rights owned or controlled by any third party as a result of the exercise by VAR of its rights under this Agreement, provided VAR promptly notifies DOCUMENT SCIENCES in writing of any such suit, claim, action or proceeding, and DOCUMENT SCIENCES will have control of the defense and all negotiations for its settlement or compromise. VAR agrees to fully cooperate with DOCUMENT SCIENCES in the conduct of such defense and negotiations.

5.04 LIMITATION. The indemnity of Section 5.03 will not apply, and VAR will indemnify DOCUMENT SCIENCES in a manner fully equivalent to such indemnity, in any suit, claim or proceeding brought against DOCUMENT SCIENCES for any infringement due to the Licensed Software being modified (by DOCUMENT SCIENCES or others, including VAR) to VAR's specifications, or being used or sold in combination with equipment, software, or supplies not provided by DOCUMENT SCIENCES. DOCUMENT SCIENCES has no other expressed or implied warranty of non, infringement or liability for infringement or any damages therefrom.

5.05 COPYRIGHTS. It is expressly understood by VAR that the Licensed Software in the form of object code on physical media and in the form of manuals is copyrighted by DOCUMENT SCIENCES. VAR agrees to maintain and reproduce all copyright notices of DOCUMENT SCIENCES and any DOCUMENT SCIENCES Licensors contained in the object code of the Licensed Software and on the manuals. VAR further agrees to have copyright notices as provided by DOCUMENT SCIENCES appear on media labels.

5.06 ENFORCEMENT OF SUBLICENSES. VAR shall enforce the terms of its sublicenses with all Sublicensees and agreements with all Distributors and shall inform DOCUMENT SCIENCES of any known breach of such terms.

                      ARTICLE 6 - CONFIDENTIAL INFORMATION

6.01 CONFIDENTIALITY. Subject to Section 6.02, all DOCUMENT SCIENCES information which is marked proprietary or confidential and is made available to VAR will be held in confidence by VAR and will not be disclosed to third parties, or used by VAR, except to the extent authorized by this Agreement. If the information is provided orally or visually, DOCUMENT SCIENCES will identify the disclosure as being proprietary or confidential at the time of disclosure and, within four (4) weeks thereafter, reduce it to writing and provide it to VAR. Results of benchmark tests run by VAR may not be disclosed unless DOCUMENT SCIENCES consents to such disclosure in writing.



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               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT

6.02 EXCEPTIONS. VAR's obligations under Section 6.01 will not apply with respect to any DOCUMENT SCIENCES information which:

         (a) was known to VAR prior to its first receipt from DOCUMENT SCIENCES; or

         (b) at any time becomes a matter of public knowledge without any fault of VAR; or

         (c) is at any time lawfully received by VAR from a third party under circumstances permitting its disclosure to others; or

         (d) is at any time furnished to a third party by DOCUMENT SCIENCES without restriction on use or disclosure; or

         (e) was first disclosed by DOCUMENT SCIENCES to VAR more than three (3) years earlier.

6.03 EXPIRATION OR TERMINATION. Promptly following the expiration or any termination of this Agreement, VAR will return to DOCUMENT SCIENCES, at DOCUMENT SCIENCES expense, all DOCUMENT SCIENCES confidential and proprietary information then in its possession, and all copies thereof.

6.04 RECIPROCITY. The confidentiality conditions of this section are reciprocal between Document Sciences and the VAR.

                        ARTICLE 7 - TERM AND TERMINATION

7.01 TERM. Unless sooner terminated in accordance with Section 7.02, the term of this Agreement will be for an initial period of two (2) years from the Effective Date. The term will automatically extend for succeeding one (1) year periods, unless either party notifies the other in writing within ninety (90) days prior to expiration of the then current period of its intention not to further extend this Agreement.

7.02 TERMINATION FOR CAUSE. Either party may terminate this Agreement upon written notice of termination to the other party in any of the following events:

         (a) the other party materially breaches this Agreement in a manner which can be cured, and such breach remains uncured for thirty (30) days following written notice of breach by the terminating party; or

         (b) the other party materially breaches this Agreement in a manner which cannot be cured;

7.03 EFFECT OF TERMINATION OR EXPIRATION. In the event of the expiration or any termination of this Agreement:

         (a) VAR shall (i) be able to retain one copy of the then current release of the Licensed Software for the sole purpose of maintaining the Value Added Products for its Sublicensees; (ii) discontinue distribution of the Value Added Product and shall either deliver to DOCUMENT SCIENCES and/or destroy all Licensed Software and related materials furnished by DOCUMENT SCIENCES (except for the one copy), together with all copies thereof (including that in memory or data storage apparatus under control of Sublicensees); and (iii) warrant in writing to DOCUMENT SCIENCES within thirty (30) days of termination the Licensed Software, related materials and all copies thereof (except for the one copy) have been either returned to DOCUMENT SCIENCES and/or destroyed.

         (b) Neither party will be liable to the other for any damage, expenditures, loss of profits or prospective profits of any kind or nature sustained or arising out of, or alleged to have arisen out of, such termination or expiration. Termination or expiration of this Agreement will not relieve or release either party from making payments which may be owing to the other party under the terms of this Agreement.

         (c) VAR will immediately cease representing itself as a DOCUMENT SCIENCES reseller, and promptly return to DOCUMENT SCIENCES or destroy, at DOCUMENT SCIENCES sole option, any advertising and other materials furnished to it by DOCUMENT SCIENCES.

         (d) VAR will remove and not thereafter use any signs containing the name or trademark of DOCUMENT SCIENCES, and will immediately destroy all of its stationery, advertising matter and other preprinted matter remaining in its possession or under its control containing the word "DOCUMENT SCIENCES" and related DOCUMENT SCIENCES trade names or trademarks.

         Other than as specified to the contrary in subsection (a) of this
Section 7.02 above, all of VAR's rights to market, reproduce, sublicense and use the Licensed Programs shall cease. Any obligation of DOCUMENT SCIENCES to provide maintenance and/or support described in Section 2.08(d) above, or otherwise shall cease. However, upon agreement of both parties, which agreement VAR may withhold in the exercise of its absolute discretion, VAR may arrange to receive continued maintenance and support from DOCUMENT SCIENCES for the Licensed Software under DOCUMENT SCIENCES then current policies.

7.04 SURVIVAL. The provisions of this Agreement will, to the extent applicable, survive the expiration or any termination.

                         ARTICLE 8 - GENERAL PROVISIONS

8.01 FORCE MAJEURE. Except for the payment of money, neither party will be liable to the other for any failure to perform or delay in the performance of its obligations caused by circumstances beyond its reasonable control.

8.02 NOTICES. Any notice which may be or is required to be given under this Agreement will be written or by facsimile, unless otherwise indicated. Any written notices will be sent by registered mail or certified mail, postage prepaid, return receipt requested. Any facsimile notice should be followed within three (3) working days by written notice. Notices will be deemed to have been given when received, properly addressed. All notices to VAR will be addressed as shown on the first page of this Agreement. All notices to DOCUMENT SCIENCES should be addressed to:

                           DOCUMENT SCIENCES, INC.
                           Attn: President
                           6333 Greenwich Drive, Suite 250
                           San Diego, California 92122

Either party may change its address by giving notice to the other party pursuant to this Section.





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               DOCUMENT SCIENCES VALUE ADDED REMARKETER AGREEMENT

8.03 PUBLICITY. Neither party will issue a press release or other similar publicity of any nature regarding this Agreement without the other party's written approval, which will not be unreasonably withheld. Approval will be deemed to have been given to the extent that the disclosure is required in order to comply with governmental rules, regulations or requirements. In this event, the publishing party will review the text of the disclosure with the other party prior to disclosure.

8.04 HEADINGS. Except for Article 1, Definitions, headings and titles of the Articles and Sections of this Agreement are inserted for convenience only and do not affect the construction or interpretation of any provision.

8.05 AMENDMENT. This Agreement may be amended only by written amendment duly signed by authorized representatives of both parties.

8.06 ASSIGNMENT. DOCUMENT SCIENCES entered into this Agreement based on the personal representations of VAR's principals as to their knowledge and expertise, ability to add value to the Licensed Software and market the Value Added Products, and financial status. VAR shall not, therefore assign, transfer, or sell any of its rights, or delegate any of its responsibilities under this Agreement without DOCUMENT SCIENCES prior written consent. Any material change in ownership of VAR without DOCUMENT SCIENCES prior written consent (which shall not be unreasonably withheld) shall be cause for termination of this Agreement. DOCUMENT SCIENCES may assign this Agreement only to a parent, subsidiary or affiliated firm, to a third party in connection with a consolidation or merger, or to a third party upon a sale or transfer of substantially all of DOCUMENT SCIENCES business assets.

8.07 SEVERABILITY. If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government or by the final determination of any court, such invalidity will not affect the enforceability of any other provisions not held to be invalid.

8.08 OMISSIONS. Any delay or omission by either party to exercise any right or remedy under this Agreement will not be construed to be a waiver of any such right or remedy or any other right or remedy. All of the rights of either party under this Agreement will be cumulative and may be exercised separately or concurrently.

8.09     LIMITATION OF LIABILITY.  Subject to Sections 5.02, 5.03 and 5.04:

         (a) in no event will either party be liable to the other for any special, indirect, incidental or consequential damages in any way arising out of or relating to this Agreement; and

         (b) the maximum liability of DOCUMENT SCIENCES to VAR for direct damages in any way arising out of or relating to this Agreement shall in no event exceed the total amount of money actually paid by VAR to DOCUMENT SCIENCES under this Agreement during the most recently ended twelve (12) month period during the term hereof which precedes the time of fixing of such liability or $100,000, whichever is less.

8.10 GOVERNING LAW. This Agreement will be governed in accordance with the laws of the State of California.

8.11 DISPUTE RESOLUTION. The parties will first endeavor to informally resolve all disputes between them prior to resorting to arbitration under this Section. In the event the parties are unable to informally resolve any material dispute, it will be decided through arbitration pursuant to the rules of the American Arbitration Association then in effect. The arbitration, which will be held in San Diego, California, will be binding upon the parties and may be entered by any court of competent jurisdiction.

8.12 EXPORT. VAR hereby agrees that VAR will not export, directly or indirectly, any U.S. source Licensed Software or other technical information acquired from DOCUMENT SCIENCES or any products utilizing any such Licensed Software or other technical information, to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from (a) the United States Department of Commerce or other agency of the United States Government when required by an applicable statute or regulation, and (b) DOCUMENT SCIENCES, which consent DOCUMENT SCIENCES may withhold if such export would, in the reasonable business judgment of DOCUMENT SCIENCES, be detrimental to the interests of DOCUMENT SCIENCES.

8.13 NO AGENCY. It is agreed and understood that neither DOCUMENT SCIENCES nor VAR has any authority to bind the other with respect to any matter hereunder. Under no circumstances shall either DOCUMENT SCIENCES or VAR have the right to act or make any commitment of any kind to any third party on behalf of the other or to represent the other in any way as an agent. VAR is, and shall perform its obligations hereunder as, an independent contractor and is not and shall not be considered to be, an agent or representative of DOCUMENT SCIENCES.

8.14 FEDERAL GOVERNMENT SUBLICENSES. If VAR grants a sublicense to the United States government the Licensed Software shall be provided with "Restricted Rights" and the VAR will place a legend, in addition to applicable copyright notices, on the documentation and on the tape or diskette label, substantially similar to the follows:

                 Restricted Rights Legend. "Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Department of Defense Regulations Supplement (DFARS) 252.227-7013, Rights in Technical Data and Computer Software (October 1988) and Federal Acquisition Regulation (FAR) 52.227-14."

VAR will require its Distributors to use such legends when they grant sublicenses to the U.S. government.

8.15 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties as to the subject matter hereof, and supersedes any and all prior oral and written understandings and agreements as to such subject matter.





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